Exhibit 23.1

Board of Directors
Oxis International, Inc.
Portland, Oregon

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 27, 2006, on the financial statements of Oxis International, Inc. as of December 31, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Post-Effective Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

April 3, 2006